UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Premier, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

All-Employee Memo

To:     Premier Employees

From:      Mike Alkire, President and CEO

Subject:   Premier to be acquired by Patient Square Capital in take-private transaction

I’m reaching out with an exciting update about the future of Premier. Moments ago, we announced that we have agreed to be acquired by an affiliate of Patient Square Capital for $28.25 per share in cash. Patient Square is a dedicated healthcare investment firm focused on partnering with companies and management teams whose products, services, and technologies improve health in order to help them thrive.

This announcement is the result of our intentional strategy to best position Premier for the long term and benefit all stakeholders, including members, customers, partners, stockholders, and you – our valued team members. Premier’s Board of Directors carefully considered a wide range of strategic alternatives in recent years and unanimously determined that this transaction with Patient Square is in the best interests of Premier and its stockholders and, upon closing, will deliver immediate and certain value to our stockholders (including many members and employees who own shares). Patient Square has deep industry expertise, significant capital and a strong track record of successfully helping companies like Premier reach their full potential.

Upon closing this transaction with Patient Square, we will become a private company, meaning that Premier’s stock will no longer be listed on or trade on NASDAQ or any other public exchange. As a private company with Patient Square’s financial support, Premier will benefit from access to additional capital and resources. This means that, as a Patient Square portfolio company, Premier will have enhanced financial flexibility to accelerate the advancement and tech-enablement of our product portfolio, capitalize on emerging opportunities and continue pushing the envelope of innovation – all to meet the market’s evolving needs.

Patient Square’s interest in Premier is a testament to the hard work and dedication of our entire team. Together, we have built Premier into a true industry leader with unmatched supply chain expertise, world-class technology, and nationally recognized advisory capabilities that enable our members to continuously improve their cost, quality and operational efficiencies. Equally important, Patient Square understands our business model and strategy, believes in our team and our mission to improve the health of communities, and shares our commitments to people, integrity, innovation and high performance. We look forward to continuing to elevate patient care and make healthcare better through this partnership.

In terms of next steps, it is important to keep in mind that today is just the first step. We expect to complete the transaction by the first quarter of calendar year 2026, subject to approval by Premier stockholders and satisfaction of regulatory approvals and other customary closing conditions.

Until the transaction closes, Premier will continue to operate as a public company, and it is business as usual. We are counting on you to stay focused on your day-to-day priorities and responsibilities. We also ask that you refrain from making any comments about this transaction on social media or in other public-facing forums while we work toward the closing.

We will be hosting an all-employee town hall today at 11:30 AM ET to discuss this news in greater detail, and I encourage you all to join. In the meantime, we have prepared a set of FAQs to address some of the initial questions you may have. Please do not share these FAQs outside of Premier.

It is very important that we provide consistent messaging regarding this exciting development. Should you receive questions about this announcement, please do not answer them yourself and instead direct them as follows:

•	Member or supplier inquiries: Andy Brailo, Chief Customer Officer, at andy_brailo@premierinc.com.

•	Media inquiries: Amanda Forster, VP of Integrated Communications, at amanda_forster@premierinc.com.

•	Investor and analyst inquiries: Ben Krasinski, Senior Director of Investor Relations, at ben_krasinski@premierinc.com.

If you have any questions about this announcement, please contact your manager directly or reach out to HRInquiries@premierinc.com.

I appreciate your ongoing commitment to Premier and our stakeholders, and I hope you share in my enthusiasm for what’s ahead.

Thank you for all you do to help make healthcare better, smarter, and faster.

Mike

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Premier Inc., 13520 Ballantyne Corporate Place, Charlotte, North Carolina, 28277, or from the Company’s website, www.premierinc.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on October 21, 2024 (the “2024 Annual Meeting Proxy Statement”), and in other documents filed by the Company with the SEC. Please refer to, among other things, the sections captioned “Compensation of Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” in the 2024 Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2024 Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 3 filed by Glenn Coleman on November  12, 2024; Form 3 filed by David P. Zito on December  9, 2024; Forms 4, filed by Glenn Coleman on November  12, 2024, August  20, 2025 and August  22, 2025; Forms 4, filed by Michael J. Alkire on November  14, 2024, December  12, 2024, August  20, 2025, August  22, 2025 and August  26, 2025; Forms 4, filed by John T. Bigalke on December  6, 2024, December  10, 2024, March 6, 2025, June  5, 2025 and September  4, 2025; Forms 4, filed by David P. Zito on December  9, 2024, August  20, 2025 and August  22, 2025; Form 4, filed by Ellen C. Wolf on December  10, 2024; Form 4, filed by Richard J. Statuto on December  10, 2024; Form 4, filed by Marvin R. O’Quinn on December  10, 2024; Form 4, filed by Peter Fine on December  10, 2024; Form 4, filed by Jody R. Davids on December  10, 2024; Forms 4, filed by Helen M. Boudreau on December  10, 2024, January  7, 2025 and June  2, 2025; Form 4, filed by Marc D. Miller on December  10, 2024; Form 4, filed by Leigh Anderson on December  23, 2024; Forms 4, filed by David L. Klatsky on April  3, 2025, May 7, 2025, August  20, 2025, August  22, 2025, August  26, 2025 and August  27, 2025; Forms 4, filed by Andy Brailo on May  7, 2025, August  20, 2025, August  22, 2025, August  26, 2025, September  4, 2025, and September  8, 2025; Forms 4 filed by Crystal Climer on August  20, 2025, August  22, 2025 and August 26, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from historical results or from any future results, projections, views, beliefs and estimates expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the

Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), Current Reports on Form 8-K and other documents filed with the SEC, including documents that will be filed with the SEC in connection with the proposed transaction, and the following: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders) or complete contemplated financing arrangements, (2) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company Class A Common Stock, (3) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction, (5) risks related to disruption of the Company’s current plans and operations or the diversion of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (6) significant transaction costs and (7) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future. The foregoing list of important factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, or achievements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed transaction, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.